                                                                    EXHIBIT 99.2

SONA MOBILE DEMONSTRATES SONA MEDIAPLAYER(TM) FOR BLACKBERRY - A MULTIMEDIA
SOFTWARE APPLICATION FOR USE WITH BLACKBERRY DEVICES -- AT WIRELESS ENTERPRISE
SYMPOSIUM 2006

NEW YORK, NY - MAY 17TH, 2006 - Sona Mobile Holdings, Corp (OTC Bulletin Board:
SNMB.OB), a leading provider of wireless software to the financial services, enterprise, entertainment and gaming markets, will be launching Sona
MediaPlayer(TM) for BlackBerry a media player designed to offer multimedia applications on the latest generation of BlackBerry(R) devices*. Sona
MediaPlayer is designed for near TV quality playback of synchronized video and audio files. This groundbreaking application will be showcased at the Wireless
Enterprise Symposium May 16-18th, 2006 in Orlando, Florida, in conjunction with
CanWest MediaWorks and Intel.

"We are thrilled to offer a media player for BlackBerry. For the very first time, BlackBerry users can receive streaming video on their devices," said Shawn
Kreloff, Chairman and CEO of Sona Mobile. "And with CanWest MediaWorks as our first customer who will supply news content daily for wireless podcasts and streaming video, BlackBerry users can take advantage of a download-and-play method to receive multimedia files. We believe that this application will be well-received in the marketplace."

"Powered by Sona, CanWest MediaWorks' Video Player will provide BlackBerry users with a whole new way to view our TV content," said Mario Alfano, Senior Vice
President, Marketing and Strategy of CanWest MediaWorks Interactive Division.
"We are very excited about being first to market with Sona and the first to provide new and relevant Canadian video content to BlackBerry users."

"Consumers told us that they want more viewing options and we listened," added
Arturo Duran, President, CanWest Interactive. "In working with world-class companies such as Sona, Intel and RIM, CanWest helps to bring video content to
BlackBerry and gives users a whole new way of enjoying their handheld devices."

"Sona Media Player is a good example of how the BlackBerry platform can be leveraged to provide an even richer user experience," said Mark Guibert, Vice
President, Corporate Marketing, Research In Motion.

Sona will be showcasing the Sona MediaPlayer(TM) for BlackBerry in conjunction with CanWest MediaWorks and IntEl at the Wireless Enterprise Symposium. Sona
MediaPlayer(TM) leverages the power of the Intel XScale cellular processor in the newly introduced BlackBerry 8700 Series(TM) devices to provide near TV playback quality. IntEl has invited Sona to showcase the media player at their booth #401 during the show, on the BlackBerry 8700 Series devices which utilize the INTEL(R) XSCALE(R) PROCESSOR.

"Intel is pleased to work with Sona Mobile to leverage the power of the
BlackBerry device platform so that users can enjoy podcasts and streaming video on BlackBerry devices that feature the Intel XScale(R) processor," stated Gary
Forni, Director of Handheld Platform Software Enabling, Intel Mobility Group.

Show attendees will also be able to register to experience a beta version of
Sona MediaPlayer(TM) for BlackBerry.

                                       7

                                       ###

ABOUT SONA MOBILE:

Sona Mobile Inc. is a leading provider of secure mobile solutions for access to financial and enterprise information, and gaming and entertainment applications.
Through its technology, Sona is able to deliver a rich client experience without compromising performance or security. The key differentiator setting Sona apart from its competitors is the innovative Sona Wireless Development Platform(TM)
and 3D mobile methodology. The Sona Wireless Platform(TM) (SWP) architecture works across a wide range of mobile devices and operating systems, including
Research in Motion's BlackBerry(R) and Microsoft Corp's Windows Mobile(R) lines, without compromising performance or security. Founded in 2000, Sona has offices and subsidiaries in the United States, Canada and the United Kingdom. For more information, visit the company Web site at www.sonamobile.com

                            FORWARD-LOOKING STATEMENT

Certain statements made in this press release are "forward-looking statements"
within the meaning of Section 21E of the Securities and Exchange Act of 1934
regarding the plans and objectives of management for future operations and market trends and expectations. Such statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. The forward-looking statements included herein are based on current expectations that involve numerous risks and uncertainties. Our plans and objectives are based, in part, on assumptions involving the continued expansion of our business. Assumptions relating to the foregoing involve judgments with respect to, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond our control. Although we believe that our assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the forward-looking statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by us or any other person that our objectives and plans will be achieved. The terms "we", "our", "us", or any derivative thereof, as used herein refer to Sona Mobile Holdings Corp., a
Delaware corporation, and its predecessors.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
Alicia Collins
Sona Mobile, Inc.
1-866-274-4040
alicia.collins@sonamobile.com

Don Duffy
ICR for Sona Mobile
1-203-682-8200
dduffy@icrinc.com

Jeanine Oburchay
ICR for Sona Mobile
1-203-682-8240
joburchay@icrinc.com
--------------------

*Check with Sona Mobile for supported BlackBerry devices.

The BlackBerry and RIM families of related marks, images and symbols are the exclusive properties and trademarks of Research In Motion Limited. RIM, Research
In Motion and BlackBerry are registered with the U.S. Patent and Trademark
Office and may be pending or registered in other countries. All other brands, product names, company names, trademarks and service marks are the properties of their respective owners. RIM assumes no liability and makes no representation, warranty or guarantee in relation to third party products or services.

                                       8